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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated November 14, 1994, included in Price/Costco, Inc.'s Form 10-K for the year ended August 28, 1994, and to all references to our firm included in this Registration Statement.

     We are aware that Price/Costco, Inc. has incorporated by reference in this Registration Statement its Form 10-Q for the quarters ended November 20, 1994 and February 12, 1995, which include our reports dated December 21, 1994 and March 22, 1995, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                          /s/  Arthur Andersen LLP
                                          -------------------------------------
                                          ARTHUR ANDERSEN LLP
Seattle, Washington
May 15, 1995